PUTNAM MONEY MARKET FUND

AMENDMENT NO. 1

to

AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

The undersigned, constituting a majority of the duly elected and qualified Trustees of Putnam Money Market Fund (the “Trust”), a Massachusetts business trust organized and existing under the laws of the Commonwealth of Massachusetts pursuant to an Amended and Restated Agreement and Declaration of Trust dated July 7, 1994, do hereby amend Article IX, Section 4 of the Amended and Restated Agreement and Declaration of Trust by striking out the first paragraph of said Section in its entirety and inserting in lieu thereof the following:

Article IX, Section 4. Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by the Trustees by written notice to the Shareholders.

* * *

This instrument may be executed in several counterparts, each of which shall be deemed an original, but all taken together shall constitute one instrument.

The foregoing amendment shall become effective as of December 15, 2009.

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IN WITNESS WHEREOF, the undersigned, being a majority of the Trustees of the Trust, hereunto have signed this instrument on this 11th day of December, 2009.

/s/ Ravi Akhoury	/s/ Elizabeth T. Kennan
Ravi Akhoury	Elizabeth T. Kennan

/s/ Jameson A. Baxter	/s/ Kenneth R. Leibler
Jameson A. Baxter	Kenneth R. Leibler

_____________	/s/ Robert E. Patterson
Charles B. Curtis	Robert E. Patterson

/s/ Robert J. Darretta	/s/ George Putnam, III
Robert J. Darretta	George Putnam, III

/s/ Myra R. Drucker	/s/ Robert L. Reynolds
Myra R. Drucker	Robert L. Reynolds

/s/ John A. Hill	/s/ W. Thomas Stephens
John A. Hill	W. Thomas Stephens

/s/ Paul L. Joskow	________________
Paul L. Joskow	Richard B. Worley

IN WITNESS WHEREOF, the undersigned, being a majority of the Trustees of the Trust, hereunto have signed this instrument on this 14th day of December, 2009.

______________	______________
Ravi Akhoury	Elizabeth T. Kennan

______________	______________
Jameson A. Baxter	Kenneth R. Leibler

______________	______________
Charles B. Curtis	Robert E. Patterson

______________	______________
Robert J. Darretta	George Putnam, III

______________	______________
Myra R. Drucker	Robert L. Reynolds

______________	______________
John A. Hill	W. Thomas Stephens

______________	/s/ Richard B. Worley
Paul L. Joskow	Richard B. Worley

IN WITNESS WHEREOF, the undersigned, being a majority of the Trustees of the Trust, hereunto have signed this instrument on this 15th day of December, 2009.

____________	____________
Ravi Akhoury	Elizabeth T. Kennan

____________	____________
Jameson A. Baxter	Kenneth R. Leibler

/s/ Charles B. Curtis	____________
Charles B. Curtis	Robert E. Patterson

____________	____________
Robert J. Darretta	George Putnam, III

____________	____________
Myra R. Drucker	Robert L. Reynolds

____________	____________
John A. Hill	W. Thomas Stephens

____________	____________
Paul L. Joskow	Richard B. Worley

THE COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.

On this 11th day of December, 2009 , before me, the undersigned notary public, personally appeared John A. Hill, Jameson A. Baxter, Ravi Akhoury, Robert J. Darretta, Myra R. Drucker, Paul L. Joskow, Elizabeth T. Kennan, Kenneth R. Leibler, Robert E. Patterson, George Putnam, III, Robert L. Reynolds, and W. Thomas Stephens, proved to me through satisfactory evidence of identification, to be the persons whose name is signed on the preceding or attached document, and acknowledged to me that he or she signed it voluntarily for its stated purpose as a Trustee of Putnam Money Market Fund, a Massachusetts business trust.

/s/ J. Scott-Harris
Notary Public
My Commission Expires: 9/21/2012

The address of the Trust is One Post Office Square, Boston, Massachusetts 02109.